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                           ITEM 6 (A) -- EXHIBIT 10.4

             AMENDMENTS TO EURONET LONG TERM INCENTIVE OPTION PLAN


The following amendments to the Euronet Long Term Incentive Stock Option Plan (the "Plan") were adopted at a meeting of the Board of Directors of Euronet Services Inc. that occurred on October 16, 1997:


     1. Authority of Option Committee. Section 5.1(i) of the Plan is amended to read as follows:

              (i) option grants shall be approved in advance by the Board or by the Option Committee acting on behalf of the Board.


     2. Definitions of "Group" and "Owner". Section 2 of the Plan is amended by the addition of a definitions of "Group of Persons" and "Owner", as follows:

          "Group of Persons" - a "group" as such term is defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the "Exchange Act").

          "Owner" - shall mean a person or Group which owns shares, including a beneficial owner as defined under the Exchange Act.

          In Section 5.9(1)(i), the words "group" and "owner" are capitalized.

     3.   Governing Law.  Section 8.7 is amended to read as follows:

          "8.7 Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Delaware."